Exhibit 3.2

EXECUTION VERSION

NORTHSTAR REALTY FINANCE CORP.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of NorthStar Realty Finance Corp., a Maryland corporation (the “Corporation”), is hereby amended to decrease, immediately upon the Effective Time (as defined below), the par value of the shares of common stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment from $0.02 per share to $0.01 per share.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH:    These Articles of Amendment shall become effective at 12:02 a.m., New York City time on November 1, 2015 (the “Effective Time”).

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, General Counsel and Secretary and attested to by its Associate General Counsel and Assistant Secretary on this 30th day of October, 2015.

ATTEST:		NORTHSTAR REALTY FINANCE CORP.

/s/ Jenny Neslin	By:	/s/ Ronald J. Lieberman	(SEAL)

Jenny Neslin		Ronald J. Lieberman
Associate General Counsel and Assistant Secretary		Executive Vice President, General Counsel and Secretary

[Signature Page to Articles of Amendment – Reverse Stock Split]